Exhibit 4.4

FORM 51-102F3
MATERIAL CHANGE REPORT

ITEM 1. NAME AND ADDRESS OF ISSUER

Alexco Resource Corp. (the “Company”)
Suite 1225, 555 Burrard Street
Vancouver, BC V7X 1M9

ITEM 2. DATE OF MATERIAL CHANGE

January 18, 2022 and January 27, 2022

ITEM 3. NEWS RELEASE

News releases issued on January 18, 2022 were disseminated through the facilities of Cision and filed on the System for Electronic Document Analysis and Retrieval (SEDAR).

ITEM 4. SUMMARY OF MATERIAL CHANGE

On January 18, 2022, the Company announced that it had entered into an agreement with a syndicate of underwriters pursuant to which the underwriters agreed to purchase (i) 1,851,900 common shares to be issued as “flow-through shares” with respect to “Canadian exploration expenses” at a price of $2.70 per share (the “CEE Offering Price”) and (ii) 1,287,600 common shares to be issued as “flow-through shares” with respect to “Canadian development expenses” at a price of $2.33 per shares (the “CDE Offering Price”) for gross proceeds of approximately $8 million on a “bought deal” basis (collectively, the “Offering”). The Company also granted to the underwriters an option (the “Over-Allotment Option”), exercisable to purchase up to an additional 15% of the number of shares common shares sold under the Offering at the CEE Offering Price and CDE Offering Price.

On January 27, 2022, the Company announced that the Offering was completed on the terms as previously announced, with the Over-Allotment Option having been exercised in full.

ITEM 5.1 FULL DESCRIPTION OF MATERIAL CHANGE

See news release dated January 18, 2022 attached as Schedule “A”, and the news release dated January 27, 2022 attached as Schedule “B”.

ITEM 5.2 DISCLOSURE FOR RESTRUCTURING TRANSACTIONS

Not applicable

ITEM 6. RELIANCE ON SUBSECTION 7.1(2) OF NATIONAL INSTRUMENT 51-102

Not applicable

ITEM 7. OMITTED INFORMATION

There are no significant facts required to be disclosed herein which have been omitted.

ITEM 8. EXECUTIVE OFFICER

Contact:	Clynton R. Nauman, Executive Chairman and CEO
Paul Jones, Sr. VP Corporate Development
Phone:	(604) 889-6077
Email:	info@alexcoresource.com

ITEM 9. DATE OF REPORT

January 28, 2022

Schedule “A”

NOT FOR DISTRIBUTION TO U.S. NEWS WIRE SERVICES OR DISSEMINATION
IN THE UNITED STATES OR TO A U.S. PERSON

ALEXCO ANNOUNCES $8.0 MILLION
BOUGHT DEAL FLOW-THROUGH SHARE PUBLIC OFFERING

January 18, 2022 – Alexco Resource Corp. (NYSE American: AXU) (TSX: AXU) (“Alexco” or the “Company”) is pleased to announce that it has entered into an agreement with a syndicate of underwriters (the “Underwriters”) led by Cormark Securities Inc. pursuant to which the Underwriters have agreed to purchase on a bought deal basis (i) 1,851,900 common shares to be issued as “flow-through shares” with respect to “Canadian exploration expenses” (“CEE”) within the meaning of the Income Tax Act (Canada) and the regulations thereunder in force as of the date hereof (the “Tax Act”) (the “CEE Flow-Through Shares”) at a price of C$2.70 per CEE Flow-Through Share (the “CEE Offering Price”); and (ii) 1,287,600 common shares to be issued as “flow-through shares” with respect to “Canadian development expenses” (“CDE”) within the meaning of the Tax Act (the “CDE Flow-Through Shares”) at a price of C$2.33 per CDE Flow-Through Share (the “CDE Offering Price”) (collectively, the “Offering”). The gross proceeds of the Offering will be approximately C$8.0 million.

The Underwriters also have an option to purchase that number of additional CEE Flow-Through Shares and CDE Flow-Through Shares as is equal to 15% of the number of CEE Flow-Through Shares and CDE Flow-Through Shares sold pursuant to the Offering at the CEE Offering Price and CDE Offering Price, for market stabilization purposes and to cover over-allotments for a period expiring 30 days after the date of closing.

The proceeds from the sale of the CEE Flow-Through Shares will be used on exploration expenses on the Keno Hill project as permitted under the Tax Act to qualify as CEE. The proceeds from the sale of the CDE Flow-Through Shares will be used on development expenses on the Keno Hill project as permitted under the Tax Act to qualify as CDE. The Company will renounce all the CEE qualifying expenditures in favour of the subscribers of the CEE Flow-Through Shares and all CDE qualifying expenditures in favour of the subscribers of the CDE Flow-Through Shares effective on or before December 31, 2022.

The Offering will be qualified by way of a prospectus supplement (the “Prospectus Supplement”) to the Company’s existing base shelf prospectus in the provinces of British Columbia, Alberta, Ontario, Saskatchewan and Manitoba. The Prospectus Supplement (together with the related Base Shelf Prospectus) will be available on SEDAR at www.sedar.com.

Closing is expected on or about January 27, 2022 and is subject to Toronto Stock Exchange and other necessary regulatory approvals.

The securities to be offered have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under any securities laws of any state of the United States, and may not be offered or sold, directly or indirectly, or delivered within the United States or to, or for the account or benefit of, a U.S. person or person in the United States, except in certain transactions exempt from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States. This release does not constitute an offer to sell or a solicitation to buy such securities in the United States, Canada or in any other jurisdiction where such offer, solicitation or sale is unlawful. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

Head Office	T. 604 633 4888

Alexco Resource Corp.	F. 604 633 4887
555 Burrard Street, Suite 1225
Vancouver, BC V7X 1M9	1 | Page
Canada

About Alexco

Alexco is a Canadian primary silver company that owns and operates the majority of the historic Keno Hill Silver District, in Canada’s Yukon Territory, one of the highest-grade silver deposits in the world. Alexco is currently advancing Keno Hill to commercial production and commenced concentrate production and shipments in the first quarter of 2021. Keno Hill is expected to produce an average of approximately 4.4 million ounces of silver per year contained in high quality lead/silver and zinc concentrates. Keno Hill retains significant potential to grow and Alexco has a long history of expanding the operation’s mineral resources through successful exploration.

Contact

Clynton R. Nauman, Chairman and Chief Executive Officer
Rajni Bala, Investor Relations and Communications Lead
Phone: (778) 945-6577
Email: info@alexcoresource.com

Website: www.alexcoresource.com

Forward-Looking Statements

Some statements (“forward-looking statements”) in this news release contain forward-looking information concerning Alexco’s anticipated results and developments in Alexco’s operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future, made as of the date of this news release. Forward-looking statements may include, but are not limited to, statements with respect to the future remediation and reclamation activities, future mineral exploration, the estimation of mineral reserves and mineral resources, the realization of mineral reserve and mineral resource estimates, future mine construction and development activities, future mine operation and production, the timing of activities and reports, the amount of estimated revenues and expenses, the success of exploration activities, permitting time lines, requirements for additional capital and sources and uses of funds. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors, which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Such factors include, among others, risks related to actual results and timing of exploration and development activities; actual results and timing of mining activities; actual results and timing of environmental services activities; actual results and timing of remediation and reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of silver, gold, lead, zinc and other commodities; possible variations in mineable resources, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; First Nation rights and title; continued capitalization and commercial viability; global economic conditions; competition; and delays in obtaining governmental approvals or financing or in the completion of development activities. Forward-looking statements are based on certain assumptions that management believes are reasonable at the time they are made. In making the forward-looking statements included in this news release, Alexco has applied several material assumptions, including, but not limited to, the assumption that Alexco will be able to raise additional capital as necessary, that the proposed exploration and development will proceed as planned, and that market fundamentals will result in sustained silver, gold, lead and zinc demand and prices. There can be no assurance that forward-looking statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Alexco expressly disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by applicable securities legislation.

Head Office	T. 604 633 4888

Alexco Resource Corp.	F. 604 633 4887
555 Burrard Street, Suite 1225
Vancouver, BC V7X 1M9	2 | Page
Canada

Schedule “B”

ALEXCO CLOSES $9.2 MILLION FLOW-THROUGH EQUITY FINANCING

(All amounts expressed in Canadian Dollars unless otherwise indicated)

Vancouver, January 27, 2022 – Alexco Resource Corp. (NYSE American/TSX: AXU) (“Alexco” or the “Company”) announces that it has closed the previously announced flow-through bought deal public offering (the “Offering”) with a syndicate of underwriters led by Cormark Securities Inc. and including Canaccord Genuity Corp., A.G.P./Alliance Global Partners and Roth Canada, ULC (collectively the “Underwriters”). With full exercise of the Underwriters’ over-allotment option, the Company has issued a total of 3,610,425 “flow-through” common shares (the “Flow-Through Shares”) for gross proceeds of C$9,200,273.70.

The Flow-Through Shares are comprised of (i) 2,129,685 shares issued as “flow-through shares” (the “CEE Shares”) with respect to “Canadian exploration expenses” (“CEE”) within the meaning of the Income Tax Act (Canada) (the “Tax Act”) at a price of C$2.70 per CEE Share; and (ii) 1,480,740 shares issued as “flow through shares” (the “CDE Shares”) with respect to “Canadian development expenses” (“CDE”) at a price of C$2.33 per CDE Share.

The gross proceeds from the sale of the CEE Shares will be used on exploration expenses on the Keno Hill project as permitted under the Tax Act to qualify as CEE. The gross proceeds from the sale of the CDE Shares will be used on development expenses on the Keno Hill project as permitted under the Tax Act to qualify as CDE. The Company will renounce all the CEE and CDE in favour of the subscribers of the CEE Shares and CDE Shares, respectively, effective on or before December 31, 2022, all as further described in the Prospectus (as defined below) as filed on the Company’s profile on www.sedar.com.

The Offering was completed pursuant to a prospectus supplement dated January 20, 2022 to the short form base shelf prospectus of the Company dated November 2, 2020 (collectively, the “Prospectus”) in the provinces of British Columbia, Ontario, Alberta, Saskatchewan, and Manitoba.

The securities offered have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under any securities laws of any state of the United States, and may not be offered or sold, directly or indirectly, or delivered within the United States or to, or for the account or benefit of, a U.S. person or person in the United States, except in certain transactions exempt from the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States. This release does not constitute an offer to sell or a solicitation to buy such securities in the United States, Canada or in any other jurisdiction where such offer, solicitation or sale is unlawful. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

Head Office	T. 604 633 4888

Alexco Resource Corp.	F. 604 633 4887
555 Burrard Street, Suite 1225
Vancouver, BC V7X 1M9
Canada

About Alexco

Alexco is a Canadian primary silver company that owns and operates the majority of the historic Keno Hill Silver District, in Canada’s Yukon Territory, one of the highest-grade silver deposits in the world. Alexco is currently advancing Keno Hill to commercial production and commenced concentrate production and shipments in the first quarter of 2021. Keno Hill is expected to produce an average of approximately 4.4 million ounces of silver per year contained in high quality lead/silver and zinc concentrates. Keno Hill retains significant potential to grow and Alexco has a long history of expanding the operation’s mineral resources through successful exploration.

Contact

Clynton R. Nauman, Chairman and Chief Executive Officer
Rajni Bala, Investor Relations and Communications Lead

Phone: (778) 945-6577
Email: info@alexcoresource.com

Certain statements (“forward-looking statements”) in this news release contain forward-looking information concerning plans related to Alexco’s business and other matters that may occur in the future, made as of the date of this news release including the intended use of proceeds from the sale of the Flow-Through Shares and the tax treatment of the Flow-Through Shares. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Such factors include, among others, risks related to legislative and/or regulatory changes; risks and uncertainties relating to the COVID-19 pandemic including but not limited to business closures, travel restrictions, quarantines and a general reduction in consumer activity; actual results and timing of exploration and development, mining, environmental services and remediation and reclamation activities; future prices of silver, gold, lead, zinc and other commodities; possible variations in mineral resources, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; First Nation rights and title; continued capitalization and commercial viability; global economic conditions; competition; and delays in obtaining governmental approvals or financing or in the completion of development activities. Forward-looking statements are based on certain assumptions that management believes are reasonable at the time they are made. In making the forward-looking statements included in this news release, Alexco has applied several material assumptions, including, but not limited to, the assumptions that circumstances surrounding the COVID-19 pandemic, although evolving, will stabilize or at least not worsen; that the extent to which COVID-19 may impact the Company, including without limitation disruptions to the mobility of Company personnel, costs associated with implementation of health and safety protocols, increased labour and transportation costs, and other related impacts, will not change in a materially adverse manner; that Alexco will be able to raise additional capital as necessary, that the proposed exploration and development activities will proceed as planned, and that market fundamentals will result in sustained silver, gold, lead and zinc demand and prices. There can be no assurance that forward-looking statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Alexco expressly disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by applicable securities legislation.